Exhibit (e)(1)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(i)
That it previously had filed a post-effective amendment to a registration statement on Form F-6 (Registration No. 333-105373), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement and

(ii)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Susan A. Lucanto
	Name:	Susan A. Lucanto
	Title:	Vice President